Exhibit 10.2

STOCK OPTION CANCELLATION AGREEMENT

THIS STOCK OPTION CANCELLATION AGREEMENT (this “Agreement”) is made and entered into as of __, 2026, by and between Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), and __ (“Optionholder”).

RECITALS

WHEREAS, the Company previously granted to Optionholder the following stock option to purchase shares (the “Shares”) of the Company’s Common Stock (the “Option”):

Date of Grant	Number of Shares	Exercise Price
[*]	[*]	$	[*]

WHEREAS, as of the date of this Agreement, the entire Option remains unexercised.

WHEREAS, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to cancel the Option in exchange for issuing Restricted Stock Units (“RSU’s”) in an amount equal to the Option (the “Consideration”).

WHEREAS, other than the Consideration, the Optionholder has not received, and will not receive any additional consideration in exchange for the cancellation of the Option.

WHEREAS, Optionholder has decided to voluntarily consent to this Agreement and the cancellation of the Option subject to the terms described herein.

AGREEMENT

In consideration of the mutual promises and covenants herein, the parties hereto, each intending to be legally bound, agree as follows:

1. Cancellation of Option. The Option is hereby canceled in exchange for the Company’s issuance of the RSU’s to Optionholder pursuant to a Restricted Share Unit Agreement being executed contemporaneously herewith the receipt of which payment is hereby acknowledged. Optionholder hereby irrevocably relinquishes any right or interest that Optionholder may have had, may have or may acquire in the future with respect to the Option and to the Shares.

2. Return of Outstanding Option Documents. Immediately upon execution of this Agreement, Optionholder shall deliver to the Company all copies of the stock option grant notice and stock option agreement previously delivered to Optionholder by the Company in connection with the grant of the Option.

3. Further Assurances. Optionholder agrees to execute and/or cause to be delivered to the Company such instruments and other documents, and shall take such other actions, as the Company may reasonably request for the purpose of carrying out or evidencing the cancellation of the Option.

4. Legal Advice. Optionholder acknowledges and represents that Optionholder has had the opportunity to consult with a legal advisor in connection with this Agreement and that Optionholder is not relying upon the Company for any legal advice.

5. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to that State’s conflicts of laws principles.

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Stock Option Cancellation Agreement has been executed by the parties hereto as of the date first above written.

COMPANY:	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

By:
	Name:	Geordan Pursglove
	Title:	Chief Executive Officer

OPTIONHOLDER:
By:
(signature)
Name: